                                                                   EXHIBIT 10.48


                         AMENDMENT TO EMPLOYMENT AGREEMENT


      This Amendment, dated as of May 28 , 2002 (the "Amendment"), is among IRON AGE HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), IRON AGE CORPORATION, a Delaware corporation ("Iron Age"), and KEITH A. McDONOUGH (the "Executive"), and amends the Employment Agreement dated November 20, 1995 (as amended hereby, the "Employment Agreement") among Holdings, Iron Age and the Executive.

                                      RECITALS

      WHEREAS, the Executive is the Vice President of Holdings and Executive Vice President and Chief Operating Officer of Iron Age; and

      WHEREAS, Holdings, Iron Age and the Executive desire to amend the Employment Agreement and set forth their agreement on certain other matters as follows:

                                     AGREEMENT

(1) Definitions. Capitalized terms defined in the Employment Agreement and not otherwise defined herein are used herein with the meanings so defined.

(2) Amendment of Section 8.5. Section 8.5 of the Employment Agreement is hereby amended to read in its entirety as follows:

             "8.5. Termination by Holdings and Iron Age Other Than for Cause. Holdings and Iron Age may terminate the Executive's employment hereunder other than for Cause at any time upon ninety days' prior written notice to the Executive; provided, however, that upon receipt of such notice, the Executive shall be entitled to begin a non-confidential job search."

(3) Addition of Section 8.6A. A new Section 8.6A is hereby added to the Employment Agreement immediately following Section 8.6 of the Employment Agreement to read in its entirety as follows:

             "8.6A. Termination by Mutual Agreement. Holdings, Iron Age and the Executive may mutually agree in writing to terminate the Agreement prior to the Expiration Date."

(4) Amendment of Section 9.4. Section 9.4 of the Employment Agreement is hereby amended to read in its entirety as follows:

             "9.4. Good Reason or Other Termination. If (a) the Executive's employment is terminated on the Expiration Date under Section 2.2, (b) the Executive's employment is terminated by mutual agreement of Holdings, Iron Age and the Executive pursuant to Section 8.6A, (c) Holdings and Iron Age shall terminate the Executive's employment pursuant to Section
       8.5 or (d) the Executive shall terminate his employment for Good Reason in accordance with Section 8.3, then Holdings and Iron Age shall pay to the
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       Executive his Salary and all benefits under Appendix II through the Date of Termination at the rate in effect at the time notice of termination is given, plus a pro-rata portion (to the Date of Termination) of any Bonus for the then current fiscal year (to be paid at the time when such Bonus would normally be paid). Holdings and Iron Age shall also pay to the Executive prompt reimbursement of all expenses incurred prior to the Date of Termination reimbursable under Section 4.4 and Appendix II. In addition, Holdings and Iron Age shall, as severance pay, pay to the
       Executive:

                   (i) in substantially equal monthly installments (adjusted on a pro-rata daily basis for the last month), from the Date of Termination until the earlier of (A) the date the Executive is employed as a full-time employee by another employer or (B) the 480th day after the Date of Termination (or, in the cse of an event described in Section 8.3(v), from the Date of Termination under the 480th day after the date the notice of further relocation of the Executive's principal office is given to the Execution), an amount equal to the monthly Salary and benefits under Appendix II that the Executive would have received (at the rate in effect at the time the notice of termination is given) during such period had the Executive been employed hereunder during such period; and

                   (ii) if the Executive becomes employed as a full-time
             employee by another employer within six months of the Date of Termination, a single lump-sum payment in an amount equal to six months of Salary (at the rate in effect at the time the notice of termination is given).

       The obligations of Holdings and Iron Age under this Section 9.4 to pay or cause to be paid any amount, or provide or cause to be provided any benefit, in respect of any period after the Date of Termination are subject to (1) the Executive's signing a release of claims in the form of Appendix III (the "Release") within 28 days of the date on which notice of termination is given and such Release remaining in full force and effect thereafter and (2) the performance by the Executive of his obligations under Sections 6 and 7."

(5) Addition of Appendix III. A new Appendix III is added to the Employment Agreement immediately following Appendix II to the Employment Agreement to read in its entirety as set forth in Appendix III attached hereto.

(6) Amendment of Section 11. Section 11 of the Employment Agreement is hereby amended to read in its entirety as follows:

             "11. Notices. For all purposes of this Agreement, notices and all other communications to either party provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of Holdings and Iron Age, to it at Robinson Plaza Three, Suite 400, Pittsburgh, Pennsylvania 15205, Attention: Corporate Secretary, with a copy to Mr. Andrea Geisser, Fenway Partners, Inc., 152 West 57th Street, New York, New York 10019, or, in the case of the Executive, to the Executive at 101 Fryes Lane, McDonald, Pennsylvania 15057, or to such other address as any party shall designate by giving like notice of such change to the other parties."

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(7)  1997 Stock Option Plan.

      (a) The Executive will have a period of 24 months from the Date of Termination to exercise any of his vested stock options under Holdings' 1997 Stock Option Plan, as amended and in effect from time to time (the "Stock Option Plan"), in accordance with the terms thereof.

      (b) In the event that the Stock Option Plan (i) is terminated during the term of the Executive's employment under the Employment Agreement or during the period after the Date of Termination in which the Executive is receiving payments under Section 9.2 or 9.4 of the Employment Agreement and (ii) is replaced by a new stock option plan, the Executive shall be provided an equivalent number of options in such replacement stock option plan equal to his current Series B Options (as defined in the Stock Option Plan) with the same rights and features applicable to all other covered employees, except for the 24-month exercise period described in clause (a) of this Section 7; provided, however, that in no event shall any new stock option plan be deemed to be a replacement for the Stock Option Plan unless the Board of Directors of Holdings determines by resolution (A) to terminate the Stock Option Plan and (B) in connection with such termination of the Stock Option Plan, to expressly designate a new stock option plan as a "replacement" of the Stock Option Plan.

      (c) Without the consent of the Executive, Holdings shall not amend or terminate the 2,194.42 vested Series A Options (as defined in the Stock Option
Plan) held by the Executive on the date hereof and having an exercise price of $36.36 per share of Common Stock of Holdings; provided, however, that such options shall terminate in accordance with the terms thereof or, if earlier, 24 months after the Date of Termination.

(8) Series B Preferred Stock. Any action by Holdings or Iron Age to purchase all or a portion of the Series B Preferred Stock of Holdings ("Series B Preferred Stock") held by employees of Iron Age in exchange for the cancellation of the purchase price indebtedness related to such Series B Preferred Stock shall apply to the Executive in the same manner as such action applies to all other employees of Iron Age who hold Series B Preferred Stock, without regard to the Executive's employment status.

(9) Confidentiality and Non-Disparagement. The Executive agrees that he will not disclose the Employment Agreement or any of its terms or provisions, directly or by implication, except to members of his immediate family and to his legal and tax advisors, and then only on condition that they agree not to further disclose the Employment Agreement or any of its terms or provisions to others. The Executive also agrees that (a) during the period in which the Executive is receiving post Date of Termination payments under Section 9.2 or 9.4 and thereafter, the Executive will not disparage or criticize Holdings, Iron Age or their respective businesses, affiliates, management or products, and (b) the Executive will not otherwise do or say anything that does, or could be reasonably expected to, disrupt the good morale of the employees, or harm the business interests or reputation, of Holdings or Iron Age. Holdings and Iron Age agree that during the period in which the Executive is receiving post Date of Termination payments under Section 9.2 or 9.4 and thereafter, neither Holdings nor Iron Age will disparage or criticize the Executive.

(10) Cooperation. The Executive agrees to cooperate with Holdings and Iron Age hereafter with respect to all matters arising during or related to his employment, including, without limitation, all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the Date of

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Termination. Holdings and Iron Age will reimburse the out-of-pocket expenses of the Executive incurred in complying with the requests of Holdings and Iron Age hereunder, provided such expenses are authorized by Holding and Iron Age in advance.

 (11) Construction of Amendment. All the terms and provisions of the Employment Agreement shall remain in effect except where such terms and provisions are expressly amended by this Amendment, and in case of any conflict between the Employment Agreement and this Amendment, the terms and provisions of this Amendment shall control.

      WITNESS the due execution hereof with the intent to be legally bound hereby.


                                       IRON AGE HOLDINGS CORPORATION


                                       By:/s/ Andrea Geisser
                                          ------------------------------------

                                       Title:
                                             ---------------------------------


                                       IRON AGE CORPORATION


                                       By:/s/ William J. Mills
                                          ------------------------------------

                                       Title:  President & CEO
                                             ---------------------------------



                                       /s/ Keith A. McDonough
                                       ---------------------------------------
                                       Keith A. McDonough

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                                  APPENDIX III

                                RELEASE OF CLAIMS

      FOR AND IN CONSIDERATION OF the special payments and benefits to be provided in connection with the termination of my employment in accordance with the terms of the Employment Agreement dated as of November 20, 1995 (as amended and in effect from time to time, the "Employment Agreement") among Iron Age Holdings Corporation, a Delaware corporation ("Holdings"), Iron Age Corporation, a Delaware corporation ("Iron Age"), and me, I, on my own behalf and on behalf of my personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and all others connected with me, hereby release and forever discharge Holdings, Iron Age and their respective Affiliates (as defined in the Employment Agreement) and all of their respective past and present officers, directors, stockholders, controlling persons, employees, agents, representatives, successors and assigns and all others connected with any of them (all collectively, the "Released"), both individually and in their official capacities, from any and all rights, liabilities, claims, demands and causes of action of any type (collectively, "Claims") which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state, foreign or local employment law, regulation or other requirement (including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by Holdings and/or Iron Age, each as amended from time to time); provided, however, that the foregoing release shall not apply to (a) any right explicitly set forth in the Employment Agreement to special payments and benefits to be provided in connection with the termination of my employment or (b) any right to indemnification set forth in Section 12 of the Employment Agreement.

      In signing this Release of Claims, I acknowledge that I have had at least 21 days from the date of notice of termination of my employment to consider the terms of this Release of Claims and that such time has been sufficient; that I have been encouraged by Holdings and Iron Age to seek the advice of an attorney prior to signing this Release of Claims; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

      I understand that I may revoke this Release of Claims at any time within seven days of the date of my signing by written notice to Holdings and Iron Age and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

      Intending to be legally bound, I have signed this Release of Claims under seal as of the date first written above.


Signature: ___________________________________
                       Keith A. McDonough

Date Signed: _________________________________